Exhibit 99.1

Driven Brands Announces Executive Transition

Gary W. Ferrera Appointed Chief Financial Officer

Company Reaffirms Fiscal 2023 Guidance

CHARLOTTE, N.C., May 8, 2023 — Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”), the largest automotive services company in North America, today announced that Gary W. Ferrera has been appointed Executive Vice President and Chief Financial Officer, effective May 10, 2023. Ferrera will report to President and Chief Executive Officer Jonathan Fitzpatrick and succeeds Tiffany Mason.

“Gary is a proven leader who brings deep experience leading financial teams, a strong track record in successfully driving growth strategies and M&A expertise,” said Fitzpatrick. “We are very pleased to welcome Gary to the Driven team and I look forward to partnering with him as we continue to focus on execution, delivering results and enhancing value for our shareholders.”

Mr. Ferrera has extensive financial experience and has served as a CFO for various firms across multiple industries for nearly two decades, during which he took two companies public. Most recently, he served as the CFO of Skillsoft Corporation, an educational software company. Prior to Skillsoft, he spent four years as the CFO of Cardtronics, Plc., the world’s largest owner/operator of ATMs. He also served as CFO at DigitalGlobe, Inc., Intrawest Resorts Holdings, Inc., Great Wolf Resorts, Inc., National CineMedia, Inc., and Unity Media. Prior to becoming a CFO, Mr. Ferrera spent close to a decade as an investment banker in both New York and London.

“I am thrilled to be joining the Driven Brands family at such an exciting time in the Company’s development. Driven is the clear leader in automotive aftermarket services with strong brands, distinct competitive advantages and significant opportunities ahead in a highly fragmented and needs-based business. I look forward to working with Jonathan and the leadership team to execute on the strategy and build on the strong growth the company has delivered over time.”

Ferrera received a bachelor’s degree in Accounting from Bentley University and his MBA in Finance and Strategy from the Kellogg School of Management. Prior to university, he served over seven years on active duty in U.S. Army Special Operations and Intelligence, and an additional 12 years in the reserves.

Fitzpatrick commented, “Tiffany has played a key role in many of our milestones over the last few years and we appreciate her contributions to the company.”

The Company reaffirms its fiscal 2023 guidance for revenue of approximately $2.35 billion, adjusted EBITDA of approximately $590 million and adjusted earnings per share of approximately $1.21.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1- 800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,700 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates approximately $1.9 billion in annual revenue from more than $5.3 billion in system-wide sales.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Kristy Moser

kristy.moser@drivenbrands.com

(980) 229-9450